Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the registration statement (Form S-1/A No. 333-163957) and related prospectus dated April 6, 2010 and inclusion of our report in such registration statement and related prospectus, dated April 6, 2010, with respect to the financial statements of SurgiVision, Inc.

/s/ Cherry, Bekaert & Holland, L.L.P.

Tampa, Florida

April 6, 2010